CRACKER BARREL OLD COUNTRY STORE, INC.

                        NON-QUALIFIED SAVINGS PLAN
























                              As Established
                         Effective January 1, 1996

                  CRACKER BARREL OLD COUNTRY STORE, INC.
                        NON-QUALIFIED SAVINGS PLAN


     Cracker Barrel Old Country Store, Inc. herein referred to as Employer, does hereby establish a Non-Qualified Savings Plan for the benefit of Eligible Employees of the Employer on the terms and conditions described hereinafter:


                                 ARTICLE 1

                                  PREFACE


     SECTION 1.1. EFFECTIVE DATE. The effective date of the Plan is January 1, 1996. Certain Participants in the Cracker Barrel Old Country Store, Inc. Deferred Compensation Plan shall also be eligible under this Plan and may irrevocably elect to transfer such existing balances to this Plan.

     SECTION 1.2. PURPOSE OF THE PLAN. This Plan is intended to benefit a select group of management or highly compensated employees of the Employer.

     SECTION 1.3. GOVERNING LAW. This Plan shall be regulated, construed and administered under the laws of the State of Tennessee to the extent that such laws are not preempted by the laws of the United States of America.

     SECTION 1.4. GENDER AND NUMBER. The masculine gender shall be deemed to include the feminine, the feminine gender shall be deemed to include the masculine, and the singular shall include the plural unless otherwise clearly required by the context.


                                 ARTICLE 2

                                DEFINITIONS


     Except as otherwise provided in this Plan, the definitions in the Cracker Barrel Savings Plan, which are expressly incorporated herein by reference, shall have the same meaning wherever used in this Plan, unless the context clearly indicates otherwise.

     SECTION 2.1. BENEFICIARY shall mean the person or persons or legal entity designated as such by a Participant to receive the benefits, if any, payable in the event of the Participant's death. Each Participant may name a Beneficiary on a form provided by the Committee. Such designation may include more than one person with one or more secondary or contingent Beneficiaries and shall be subject to change upon written request of such Participant in the same manner as the original designation.

     SECTION 2.2. BOARD shall mean the Board of Directors of Cracker Barrel Old Country Store, Inc. or the Administrative Committee or such other officers of Cracker Barrel Old Country Store, Inc. duly authorized by the Board to act on its behalf with respect to this Plan or the Trust.

     SECTION 2.3. COMMITTEE shall mean the Administrative Committee as from time to time appointed by the Board.

     SECTION 2.4. COMPENSATION shall mean Compensation as defined in the Qualified Plan, except that it is without regard to the limitations contained in Code Section 401(a)(17).

     SECTION 2.5. ELIGIBLE EMPLOYEE shall mean those select management Employees or highly compensated Employees deemed by the Committee to be eligible to participate in this Plan, as listed in Schedule A. The Committee shall have absolute discretion in the participation in the Plan by any individual even if Schedule A contains language to the contrary.

     SECTION 2.6.  EMPLOYER shall mean Cracker Barrel Old Country Store,
Inc.

     SECTION 2.7. PARTICIPANT shall mean any Eligible Employee who has agreed to make Supplemental Savings Contributions pursuant to Section 3.1 and any Eligible Employee or former Eligible Employee for whom a Supplemental Account is maintained under the terms of this Plan.

     SECTION 2.8. PLAN shall mean the Cracker Barrel Old Country Store, Inc. Non-Qualified Savings Plan, as herein set out or as duly amended.

     SECTION 2.9.  PLAN YEAR shall mean the calendar year.

     SECTION 2.10. QUALIFIED PLAN shall mean the Employee Savings Plan of Cracker Barrel Old Country Store, Inc., as it may be amended from time to time.

     SECTION 2.11. SUPPLEMENTAL ACCOUNT (or "account") shall mean the balance posted to the record of each Participant or Beneficiary, consisting of the Participant's contributions and his allocated share of Employer matching contributions pursuant to Section 3.1, and adjustments (including earnings thereon) as of each Valuation Date, less any payments therefrom.

     SECTION 2.12. TRUST OR FUND OR TRUST FUND shall mean the grantor Trust established pursuant to the Cracker Barrel Old Country Store, Inc. Non-Qualified Savings Plan Trust Agreement. Such Trust may hold the total contributions made pursuant to the Plan by the Employer and by the Participants, increased by any profits or income thereto and decreased by any loss or expense incurred in the administration of the Trust or payments therefrom under the Plan. Notwithstanding the existence of the Trust, this Plan shall be considered an unfunded plan for purposes of Title I of ERISA.

     SECTION 2.13. TRUSTEE shall mean the trustee under the Cracker Barrel Old Country Store, Inc. Non-Qualified Savings Trust.

     SECTION 2.14.  VALUATION DATE shall mean each day of the year.

     SECTION 2.15.  YEAR OF SERVICE shall be as defined in the Qualified
Plan.

                                  ARTICLE 3

              SUPPLEMENTAL SAVINGS AND MATCHING CONTRIBUTIONS


     SECTION 3.1. SUPPLEMENTAL SAVINGS AND MATCHING CONTRIBUTIONS. Each Eligible Employee may elect to defer from 1% to 50% (in whole percentages) of his Compensation as a Supplemental Savings Contribution. A similar but separate election shall be available with respect to his Bonus. Such election shall apply to Compensation earned after the effective date of the election. Elections shall be made on a form prescribed by the Committee. To be effective with respect to a Plan Year, the election must be made prior to the beginning of such Plan Year; provided, however, that if an Employee is designated by the Board as an Eligible Employee for a Plan Year after the first day of such Plan Year, the Eligible Employee may make an election within 30 days of being so designated with respect to Compensation earned after the date of such election. Once effective, an election shall remain in effect for that Plan Year and with respect to subsequent Plan Years; provided that a Participant may modify or revoke the election effective as of the first day of a subsequent Plan Year by filing a new election with the Committee prior to the first day of such subsequent Plan Year. Elections shall be made at such a time and in such a manner as the Committee shall determine.

     The Employer may contribute a Matching Contribution in an amount established by the Board, subject to a maximum percentage of Compensation deferred by a Participant (never to exceed 6%) established by the Committee for each Plan Year. The Employer shall contribute the Participant's Supplemental Savings Contributions to the Trust Fund and shall contribute any Matching Contributions monthly, or as otherwise required by law. The Matching Contributions, together with the Supplemental Savings Contribution, shall be credited to the Participant's Accounts as of each Valuation Date in accordance with Section 3.3.

     SECTION 3.2. INVESTMENT ELECTIONS. Pursuant to rules adopted by the Committee, a Participant shall request the manner in which his contributions under the Plan are to be invested. Investment requests shall be in 1% increments between any or all of the following mutual funds:

     (a)  Vanguard Prime Money Market Fund

     (b)  Vanguard 500 Index Fund

     (c)  Vanguard Bond Index Total Fund

     (d)  AIM Constellation Fund

     (e)  T. Rowe Price International Stock Fund

     (f)  Wells Fargo Stagecoach LifePath Funds.

     The Committee shall consider the requests made by each Participant, but shall in all events retain the right to make final investment direction among the above mutual funds, or their successors chosen by the Committee.

     SECTION 3.3. INVESTMENT INCOME AND ALLOCATIONS. Each Participant's Supplemental Account ("account") shall be made up of subaccounts reflecting his investment elections. As of each Valuation Date, a Participant's Supplemental Account shall be adjusted in the manner and order stated:

     (a) PAYMENTS: There shall be subtracted the total amount of any payments made from the account since the preceding Valuation Date.

     (b) SUPPLEMENTAL SAVINGS CONTRIBUTIONS: There shall be added to the account and to the appropriate subaccount, as directed by the Participant, any Supplemental Savings Contributions made since the preceding Valuation Date.

     (c) NET GAIN OR LOSS: Each subaccount invested in an investment fund will be increased or decreased to reflect a proportionate share of the net increase or net decrease of the fund since the preceding Valuation Date.

     (d) MATCHING CONTRIBUTIONS: There shall be added to the account of each Participant any Employer Matching Contributions made for such Participant, pursuant to Section 3.1.

     (e) TRANSFER OF INVESTMENT: Any change in the investment direction by the Participant shall be put in effect on each Valuation Date after all adjustments above have been made. There shall be added or subtracted any amounts from one investment fund to another. The subaccounts making up the account of the Participants shall reflect such a change.


                                 ARTICLE 4

            VESTING, IN-SERVICE WITHDRAWALS, AND DEATH BENEFITS


     SECTION 4.1. VESTING. Each Participant shall be at all times fully vested in his Supplemental Savings Contributions, including any income or losses thereon, held in his Supplemental Account. Each Participant shall be vested in any Supplemental Employer Matching Contributions, including any income or losses thereon, held in his Supplemental Account, according to the following schedule:

     YEARS OF SERVICE              VESTED PERCENTAGE
          1                              20%
          2                              40%
          3                              60%
          4                              80%
          5 or more                     100%

     SECTION 4.2. IN-SERVICE WITHDRAWALS. In no event shall a Participant be entitled to Plan benefits prior to the date he terminates employment, except as provided in Section 5.2.

     SECTION 4.3. AMOUNT OF DEATH BENEFITS. If a Participant dies prior to the date his benefit payment commences, his Beneficiary shall be entitled to receive his account in a lump sum payment. The value of such account shall be based on the Valuation Date succeeding the date of the Participant's death.

     SECTION 4.4. BENEFICIARY. The Participant shall designate a person who shall receive the Participant's benefit under the Plan in the event of the Participant's death. The Committee shall prescribe rules and forms for such Beneficiary designation. In the event the Participant fails to make a Beneficiary designation or in the event the designated Beneficiary predeceased the Participant, a lump sum payment shall be made to the estate of the Participant.


                                 ARTICLE 5

                         DISTRIBUTION OF BENEFITS


     SECTION 5.1. RETIREMENT AND TERMINATION OF EMPLOYMENT. The benefits payable pursuant to this Plan may be paid either in a single lump sum or in quarterly installments over a total period of one to ten years, commencing upon the Participant's retirement, resignation or other termination of employment with the Employer. Notwithstanding the above, the minimum amount which can be payable in quarterly installments shall be $100.00 per quarter. Upon initial enrollment in the Plan and at each ensuing annual deferral election, each Participant shall specify his chosen method of payment (and period if applicable). Such election may be changed by the Participant upon actual retirement, at least 30 days prior to retirement. All such elections shall be subject to the consent of the Committee.

     The valuation of such benefits shall be made on each Valuation Date.

     SECTION 5.2. HARDSHIP DISTRIBUTIONS. The Committee may authorize the distribution of all or a portion of a Participant's Account prior to the Participant's termination of employment in the event the Participant establishes to the satisfaction of the Committee that distribution of such benefits is necessary to alleviate or avoid severe financial hardship. Severe financial hardship will be deemed to have occurred in the event of the Participant's impending bankruptcy, the Participant's or dependent's long and serious illness, total disability as determined under the Employer's group long-term disability program, or any other event or impending event whereby the Committee determines that the payment of such portion or all of the Participant's Supplemental Account is in accordance with the purposes of the Plan and in the best interests of the Participant. Any Participant who receives a hardship distribution pursuant to this
Section 5.2 shall be precluded from making Supplemental Savings Contributions until the first day of the Plan Year following the Plan Year during which the hardship distribution was received.

     SECTION 5.3. WITHHOLDING. All benefits paid under the Plan shall be subject to applicable income and other tax withholding.


                                 ARTICLE 6

                    FUNDING AND RIGHTS OF PARTICIPANTS


     SECTION 6.1. UNFUNDED. This Plan is designed to be an unfunded, non-qualified plan. The benefits under this Plan shall be payable under the terms of the Trust Agreement. In the event of a conflict between the terms of the Trust Agreement and the Plan, the terms of the Trust Agreement shall govern.

     SECTION 6.2. LIMITATION ON RIGHTS OF PARTICIPANTS AND BENEFICIARIES. No Participant or Beneficiary shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Trust prior to the time that such assets are paid to the Participant or Beneficiary as provided in
Article 5. The right of a Participant or Beneficiary to receive a benefit hereunder shall be an unsecured claim against the general assets of the Employer. Distribution, in good faith, of the Participant's complete Supplemental Account balance shall be considered a full and complete discharge of all of the Employer's obligation under this Plan.


                                 ARTICLE 7

                               MISCELLANEOUS

     SECTION 7.1. LIABILITY OF EMPLOYER. Nothing in this Plan shall constitute the creation of a trust or other fiduciary relationship between the Employer and Eligible Employee, or between the Employer and Beneficiary or any other person. The Employer shall not be considered a trustee by reason of this Plan.

     SECTION 7.2. ASSIGNMENT AND ALIENATION. No rights under this Plan may be assigned, transferred, alienated, pledged, or encumbered by an Eligible Employee or Beneficiary except by will or by applicable interstate laws or other laws of descent and distribution.

     SECTION 7.3. AMENDMENT OR TERMINATION. Cracker Barrel Old Country Store, Inc. hereby reserves the right, by action of the Board, to amend or terminate this Plan at any time. Upon termination of the Plan, all vested benefits shall be paid in a lump sum to each Participant. Unvested amounts shall be returned to the Employer.

     SECTION 7.4. NO GUARANTEE OF EMPLOYMENT. Nothing in this Plan shall be construed as guaranteeing future employment to Eligible Employees. An Eligible Employee continues to be an Employee of the Employer solely at the will of the Employer.

     SECTION 7.5. ADMINISTRATION AND CLAIMS PROCEDURE. The Committee shall be the Plan Administrator, within the meaning of the Employee Retirement Income Security Act of 1974, as amended, and shall have the authority with respect to this Plan that is co-extensive of that which the plan administrator has with respect to the Qualified Plan, including but not limited to the discretionary authority to construe and interpret the Plan and to control and manage the operation and administration of the Plan; provided, however, that with respect to the discretionary authority set forth in Sections 3.1 and 5.2 hereof, the Committee and Board shall, in exercising such authority, have authority to, among other things, construe and interpret the Plan. The Committee and Board may adopt rules and regulations regarding such administration of the Plan. The Claims Procedure set forth in the Qualified Plan shall apply to claims for benefits under the Plan, provided, however, that for purposes of applying such Claim Procedure, the Committee referred to therein shall be the Committee, except to the extent such claims pertains to the exercise of discretion by the Committee or Board pursuant to Sections 3.1 or 5.2, in which case the "Committee" referenced to shall be the Committee or Board, as the case may be.

     SECTION 7.6. UNCLAIMED BENEFITS. The Committee may in its discretion either hold any unclaimed benefits under the Plan, or follow applicable law with respect to such unclaimed benefits.

     IN WITNESS WHEREOF, the Cracker Barrel Old Country Store, Inc. Non-Qualified Savings Plan is executed on behalf of the Employer, on the second day of February, 1996.


                              CRACKER BARREL OLD COUNTRY STORE, INC.


                              /s/Frank J. McAvoy, Jr.
                              ______________________________________
                              Authorized Officer


                              /s/Michael A. Woodhouse
                              ______________________________________
                              Authorized Officer


Attest:

/s/Michael J. Zylstra
___________________________
Corporate Secretary

                   Cracker Barrel Old Country Store, Inc.
                        Non-Qualified Savings Plan
                                Schedule A


     In accordance with Section 2.5 of this Plan Document, employees in the following select management and highly compensated positions shall be eligible for the Plan. In all cases, however, the Committee shall have final authority and discretion to determine those positions and employees who will be eligible to participate in the Plan, regardless whether such positions or employees are listed below.

          ELIGIBLE POSITIONS
               Officers
               Department Directors
               Regional Directors
               District Managers
               General Managers
               Real Estate Managers
               Chief Pilot
               Import Buyer
               Buyer 2
               Facilities Services Manager
               Manager, Field Operations
               Marketing Manager